NYSE Group, Inc.

11 Wall Street

New York, NY 10005

Hybrid Market Performance and Execution Quality Very Positive, NYSE Says

-NYSE Group's Nelson Chai Presents Initial Results on Hybrid Market at Keefe, Bruyette & Woods Securities Brokerage Conference-

New York, Nov. 2, 2006 -- "The NYSE Hybrid Market SM provides customers unparalleled choice and flexibility in trading NYSE-listed securities, while maintaining the Exchange's hallmarks of best price and superior market quality," said NYSE Group, Inc. (NYSE: NYX) Chief Financial Officer and Executive Vice President Nelson Chai, who addressed the Keefe, Bruyette & Woods Securities Brokerage Conference this morning in New York. "With more than 100 NYSE-listed stocks now active in the Hybrid Market, measures for market quality and operational performance are very positive."

Mr. Chai added: "The Hybrid Market is working extremely well, our overall share of trading volume in these Phase III stocks is up, and the Hybrid Market is delivering as expected with respect to speed, price and liquidity. These initial results build upon our confidence as we continue to add stocks, and our customers, specialists and floor brokers are responding to and interacting very well with the Hybrid Market."

Through Oct. 30, results for 109 NYSE-listed stocks trading in the Hybrid Market include:

" 98.8% of quotes were automatically accessible;

" 91% of trades were auto-executed, from 29% pre-Hybrid;

" 80% of share volume was auto-executed, from 18.5% pre-Hybrid;

" Quoted spread declined to 14.16 basis points from 16.23 basis points;

" Liquidity, as measured by the number of shares at the Best Bid or Offer, grew to 11,379 shares as compared to 7,998 pre-Hybrid;

" Fill rates at the NYSE, measuring certainty of order execution, rose to 80.5% from 73.5% pre-Hybrid;

" The percentage of time the NYSE set or matched the National Best Bid or Offer rose to 89.5% from 86.7%.

During the Hybrid Market Phase III implementation period, the NYSE reports that the availability of fast, sub-second order execution for both small and large orders is--as expected--appealing to customers and is resulting in a dramatic increase in the number of electronically executed orders. NYSE floor brokers for Hybrid Market stocks continue to execute large orders on the trading floor in both the auction and electronically, making use of the tool set included in their hand-held computer devices such as discretionary pricing functionality, pegging capabilities, layering, and enhanced reserve and quoting features. Specialists are providing capital electronically, utilizing their new market connectivity to ensure greater immediacy, price stabilization, price improvement and added liquidity in the absence of natural buyers and sellers.

The Exchange is conducting a gradual roll-out of all NYSE-listed securities into Phase III through Dec. 2006. For a detailed list of current Hybrid Market features and previously implemented phases, visit: http://www.nyse.com/hybrid and http://hybridtalk.nyse.com.

About NYSE Group, Inc.

NYSE Group, Inc. (NYSE:NYX) operates two securities exchanges: the New York Stock Exchange (the "NYSE") and NYSE Arca, Inc. (formerly known as the Archipelago Exchange, or ArcaEx®, and the Pacific Exchange). NYSE Group is a leading provider of securities listing, trading and market data products and services. In the third quarter of 2006, on an average trading day, 2.2 billion shares, valued at $80.1 billion, were traded on the exchanges of the NYSE Group.

The NYSE is the world's largest and most liquid cash equities exchange. The NYSE provides a reliable, orderly, liquid and efficient marketplace where investors buy and sell listed companies' common stock and other securities. On September 30, 2006 , the operating companies listed on the NYSE represented a total global market capitalization of $23.0 trillion.

NYSE Arca operates NYSE Arca, Inc., the first open, all-electronic stock exchange in the United States , and has a leading position in trading exchange-traded funds and exchange-listed securities. NYSE Arca, Inc. is also an exchange for trading equity options. NYSE Arca's trading platforms provide customers with fast electronic execution and open, direct and anonymous market access.

NYSE Regulation, an independent not-for-profit subsidiary, regulates member organizations through the enforcement of marketplace rules and federal securities laws. NYSE Regulation also ensures that companies listed on the NYSE and NYSE Arca meet their financial and corporate governance listing standards.

For more information on NYSE Group, go to: www.nyse.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this article may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on NYSE Group's current expectations and involve risks and uncertainties that could cause NYSE Group's actual results to differ materially from those set forth in the statements. There can be no assurance that such expectations will prove to be correct. Actual results may differ materially from those expressed or implied in the forward-looking statements. Factors that could cause NYSE Group's results to differ materially from current expectations include, but are not limited to: NYSE Group's ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Group's Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Group that the projections will prove to be correct. NYSE Group undertakes no obligation to release any revisions to any forward-looking statements.

MEDIA CONTACT Rich Adamonis

212.656.2140

radamonis@nyse.com